UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2010
HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     (a) Indenture and Notes
     On July 9, 2010, Hillenbrand, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into an Indenture (the “Indenture”), the form of which was filed as Exhibit 4.11 to the Company’s Registration Statement on Form S-3 (No. 333-167986) (the “Registration Statement”) filed with the Securities and Exchange Commission on July 6, 2010, and is incorporated herein by reference.
     On July 9, 2010, the Company issued and sold $150 million aggregate principal amount of 5.500% Notes due 2020 (the “Notes”), in a public offering pursuant to the Registration Statement. The Form of the Global Note is filed as Exhibits 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Notes are unsecured obligations of the Company. The Indenture and/or the Notes contain certain covenants and provide for redemption or repurchase under certain circumstances.
     The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2011. The Notes will mature on July 15, 2020. The Company intends to use the net proceeds from the sale of the Notes to repay a portion of the outstanding borrowings on its $400.0 million revolving unsecured credit facility, which borrowings were incurred to fund the acquisition of K-Tron International, Inc., and for general corporate purposes, including working capital needs.
     (b) Underwriting Agreement
     On July 6, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters listed in Schedule 1 to the Underwriting Agreement, relating to the sale by the Company of $150 million aggregate principal amount of the Notes. The Underwriting Agreement contains customary terms and conditions. The Company’s representations in the Underwriting Agreement were made as of the date thereof in connection with negotiation of the contract, are subject to qualifications and limitations agreed to by the parties, may have been used for purposes of allocating risk between the parties rather than for the purpose of establishing matters as facts, and should not be relied upon as though such representations were made to any holders of securities of the Company. You should read the information provided in the filing and in the Company’s other filings with the Securities and Exchange Commission.
     Certain of the underwriters and their respective affiliates have, from time to time, performed and in the future may perform various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In particular, affiliates of substantially all of the underwriters are parties or lenders under the Company’s $400.0 million revolving unsecured credit facility. As discussed under (b) above, the Company intends to use a portion of the net proceeds from the sale of the Notes to repay a portion of the outstanding borrowings on its $400.0 million revolving unsecured credit facility.

     The descriptions of the Indenture, the Form of the Global Note and the Underwriting Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the text of the applicable document, each of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
     The information included in Item 1.01(a) above is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On July 6, 2010, the Company issued a press release announcing the sale of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 6, 2010 between Hillenbrand, Inc. and J.P. Morgan Securities Inc., as representative of the several Underwriters listed in Schedule 1 to the Underwriting Agreement.

4.1	Form of Indenture between Hillenbrand, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed July 6, 2010).

4.2	Form of 5.500% Global Note due 2020.

5.1	Opinion of Baker & Daniels LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker & Daniels LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated July 6, 2010, issued by Hillenbrand, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: July 9, 2010	By:	/s/ John R. Zerkle
John R. Zerkle
Senior Vice President, General Counsel & Secretary

DATE: July 9, 2010	By:	/s/ Doug Wilson
Doug Wilson
Senior Vice President

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